                                                                           10.41
                                                                  EXECUTION COPY



                             DATED        1998
                             -----------------



                          (1) CHIREX (DUDLEY) LIMITED

                             (2) JOHN EDWARD WEIR



                         COMPROMISE AGREEMENT PURSUANT
                   TO (INTER ALIA) SECTION 77(4)(AA) OF THE
                         SEX DISCRIMINATION ACT 1975,
                          SECTION (72)(4)(AA) OF THE
                           RACE RELATIONS ACT 1976,
                               SECTION 9 OF THE
                      DISABILITY DISCRIMINATION ACT 1995
                         AND SECTION 203(2)(F) OF THE
                          EMPLOYMENT RIGHTS ACT 1996

                             COMPROMISE AGREEMENT
                             --------------------

THIS AGREEMENT is made on the [             ] of July 1998 BETWEEN CHIREX
(DUDLEY) LIMITED of Dudley, Cramlington, Northumberland ("the Company") and JOHN EDWARD WEIR (" Mr Weir").

This Agreement relates to the termination of Mr Weir's employment with the Company on July 15, 1998 ("the Termination Date") by reason of resignation.


IT IS AGREED that:-


1. The Company will pay Mr Weir


   1.1 all accrued salary and holiday pay of Mr Weir up to the Termination Date after deductions of tax and National Insurance.

   1.2 The sum of (Pounds)33,000 as compensation for loss of employment, which payment will be paid to Mr Weir in six equal monthly instalments on the 27th of each month through the Company's payroll commencing on 27th July 1998.

   1.3 The sum of (Pounds)1200 in lieu of payment for private fuel, which payment will be subject to deductions for tax and national insurance, and will be paid forthwith following Mr Weir's signing this Agreement.


   2.1 Mr Weir shall be entitled to continue as a member of the ChiRex private health insurance scheme for a period of one year until July 14, 1999.

2.2 The Company will gift to Mr Weir his company car within seven days of the termination date.

3.1 The Company and Mr Weir consider that the payment referred to in clause 1 above can be made free of tax. However if it is subsequently determined that the Inland Revenue is entitled to income tax or national insurance contributions are due in respect of the payment referred to in clause 1, then Mr Weir will be responsible for such tax and national insurance contributions and subject to the provisions of this clause he will indemnify the Company against such tax and national insurance contributions as it may be called upon to pay and does pay.

3.2 The Company will be responsible for and will pay to the Inland Revenue such tax and national insurance contributions as are assessed by the Inland Revenue as payable in respect of the benefits described in clause 2 above.

4. Mr Weir agrees to accept the payment and receipt of the sums and other benefits stipulated in Clause 1 above in full and final settlement of all claims of whatever nature (including, but not limited to any claims under English law and/or European Community Law and/or U.S. Law) which he may have against the Company and/or all companies which are for the time being either a holding company of the Company or a subsidiary or associated company of either the Company or any such holding company ("Group" or "Group Companies") arising out of his Contract of Employment and/or the termination thereof whether pursuant to statute or at common law or otherwise howsoever including but not limited to any claims for wrongful dismissal, unfair dismissal, redundancy, breach of contract, or under the Sex Discrimination Act 1975, the Race Relations Act 1976, the Disability Discrimination Act 1995 or the Employment Rights Act 1996 ("the 1996 Act").

5. The Company agrees that in consideration of Mr Weir entering into this Agreement that neither it nor any of the Group Company will make any claim against him arising out of his employment with the Company.

6. Weir HEREBY AGREES that upon the Termination Date he shall resign from office as a Director of the Company such resignation to be in the form (mutatis mutandis) of the letter attached as the First Schedule hereto.

7. Mr Weir agrees that he will not disclose (whether directly or indirectly) the details of this settlement or the circumstances relating to the termination of his employment to any third party without the consent in writing of the Company having first been obtained except for the purpose of taking professional advice or in respect of any necessary disclosure to the statutory authorities.

8. The Company and Mr Weir undertake that they will not whether directly or indirectly make, publish or otherwise communicate any disparaging or derogatory statements whether in writing or otherwise concerning the other including in the case of Mr Weir concerning the Company or any of its Associated Companies or any of its or their officers or employees to any third party including but not limited to any person firm or company who was at any time during Mr Weir's employment with the Company, a customer or supplier of the Company. This term is of the essence of the contract.

9. Mr Weir undertakes that on the July 15, 1998 he will return to the Company any property which is in his possession which belongs to the Company (except for the said motor car) and in particular he will return all documentation relating to the business of the Company or any subsidiary or associated company and he will not retain copies thereof.

10. Mr Weir agrees to remain bound by the post-termination restraints set out in paragraphs 8 and 9 of the Service Agreement between Crossco (157) Limited and Mr Weir which applied to Mr Weir's employment with the Company dated March 11, 1996 as if the same were repeated herein

11. Subject to Mr Weir's prompt delivery of his Chirex share certificates to Ms Beth Hecht, General Counsel, ChiRex, 300 Atlantic Street, Suite 402, Stamford, CT06901, fax number 203.425.9996 and SEC rules she will arrange to have the restrictive legends lifted, such lifting to have effect 90 days from July 15, 1998.

12. Mr Weir shall be entitled to exercise all and any of his vested stock options which have vested as of July 15 1998. Such exercise of vested options must occur on or before October 15, 1998. After October 15, 1998, all unexercised vested options shall become void.

13.  Mr Weir represents and warrants that:-

     (a) He has received independent legal advice from a Qualified Lawyer as to the terms and effect of this Agreement and in particular its effect on his ability to pursue any rights that he may have before any Industrial Tribunal or Court. The name of the Qualified Lawyer who has advised Mr Weir is John Martin solicitor, of Norham House, New Bridge Street, Newcastle upon Tyne ("the Qualified Lawyer")

     (b) Mr Weir has been advised by the Qualified Lawyer that there is in force and was at the time when he received the advice referred to above a policy of insurance covering, or cover under the Solicitors Indemnity Fund for the risk of a claim by him in respect of loss arising in consequence of that advice.

16. A true copy of a letter dated July 1998 from the Qualified Lawyer to the Company's solicitors is attached as the Second Schedule hereto.

17. The Company and Mr Weir agree and acknowledge that the statutory conditions regulating compromise agreements are intended to and have been satisfied.

18. The Company will pay Mr Weir's solicitor's reasonable legal fees of F-500 (plus VAT) in connection with this Agreement within fourteen days of receipt of the relevant invoice from Mr Weir's solicitors, the relevant invoice to be sent to Beth Hecht as aforesaid. The parties acknowledge that the above legal fees have been exclusively incurred in connection with the termination of Mr Weir's employment.

SIGNED for and on behalf of
CHIREX (DUDLEY) LIMITED
by [              ]


Dated:


SIGNED by MR WEIR

Dated:

THE FIRST SCHEDULE REFERRED TO ABOVE
------------------------------------

The Board of Directors
Chirex (Dudley) Ltd



                                                               1998

Gentlemen

I hereby resign from offices as Director of Chirex (Dudley) Limited and such resignation to take effect when accepted by you.

I confirm that I have no claims against the company arising from or connected with the above officeholdings at the termination thereof.

Yours faithfully

                     THE SECOND SCHEDULE REFERRED TO ABOVE
                     -------------------------------------

                                                                   [      ]1998


Short Richardson & Forth
4 Mosley Street
Newcastle upon Tyne
NE1 1SR

Your ref:

Our ref:

Dear Sirs

RE: MR WEIR AND CHIREX LIMITED
------------------------------

We write further to the Compromise Agreement under (inter alia) section 77(4)(aa) of the Sex Discrimination Act 1975, Section 72(4)(aa) of the Race Relations Act 1976, Section 9 of the Disability Discrimination Act 1995 and
section 203(2)(f) of the Employment Rights Act 1996 proposed between Mr Weir and Chirex Limited ("the Proposed Compromise Agreement").

This letter is to confirm that Mr Weir has been advised by [
], [a solictor in the employment] of this firm.

It is also confirmed that at the date hereof and at all times during which [
] has advised Mr Weir on the subject matter of the Proposed Compromise Agreement and the legal effect of the same ("the Relevant Times") [he/she) is and has been a Solicitor of the Supreme Court holding a practising certificate entitling [him/her] to practise as such.

We further confirm that at the Relevant Times [       ] has not been acting in
this
matter for Chirex Limited or any associated company or associated employer of its.

In view of what we say above, [              ] is a "qualified lawyer" and
"independent" of Chirex Limited having regard to the definitions given to those words by section 77(4B) of the Sex Discrimination Act 1975, section 72(4B) of the Race Relations Act 1976, section 9 of the Disability Discrimination Act 1995, section 203(4) of the Employment Rights Act 1996 and all and any other statutory provisions of similar effect.

We also confirm that [      ] has given independent legal advice to Mr
Weir as to the terms and effect of the Proposed Compromise Agreement, and, in particular, as to its effect on Mr Weir's ability to exercise any rights which he has or may have to pursue a complaint against Chirex Limited before the Industrial Tribunal in respect of which a Conciliation Officer is authorised to act including (but not limited to) any complaint that Chirex Limited committed an act of discrimination against him which was unlawful by virtue of Part II of the Sex Discrimination Act 1975 or by virtue of Part II of the Race Relations Act 1976 or by virtue of Part II of the Disability Discrimination Act 1995, that it unfairly dismissed him in contravention of the provisions of Chapter 1 of
Part X to the Employment Rights Act 1996 or that it made any deduction from his wages or received any payment from him in contravention of section 13(1) or section 15(l) of that Act.

During the Relevant Times, there has been in force a policy of insurance covering the risk of a claim by Mr Weir in respect of loss arising in
consequence of the advice given to him by [       ]. For the avoidance of doubt,
reference to "a policy of insurance" is to a "top up" insurance policy over and above the indemnity cover provided by or through the Solicitors Indemnity Fund.

We confirm that this letter may be annexed to the Proposed Compromise Agreement.

Yours faithfully